Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	7720 N Dobson Road
Kara Stancell	Scottsdale, AZ 85256
Executive Director, Investor Relations & Corporate Communications	(602) 808-8800
(480) 291-5854	www.Medicis.com
HEALTH CANADA ISSUES LIPOSONIX™ SYSTEM MEDICAL DEVICE LICENSE
SCOTTSDALE, Arizona—June 15, 2009—Medicis Pharmaceutical Corporation (NYSE:MRX) (“the Company”), the parent company of Medicis Technologies Corporation and Medicis Aesthetics Canada Ltd., today announced that Health Canada has issued a Medical Device License (MDL) authorizing the sale of the LIPOSONIX™ System Model 1 in Canada. The LIPOSONIX system is designed to utilize high intensity focused ultrasound energy to reduce subcutaneous abdominal adipose tissue in the treatment zone to provide a non-invasive, non-surgical approach to body contouring. The Company plans for the LIPOSONIX system to be marketed in Canada by Medicis Aesthetics Canada.
“We are pleased to announce the MDL from Health Canada to market the LIPOSONIX system in Canada,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis Pharmaceutical Corporation. “We believe the LIPOSONIX body contouring technology will position Medicis Aesthetics Canada for continued leadership in the popular Canadian aesthetics market by providing an effective and non-invasive procedure for the reduction of subcutaneous abdominal fat. We believe many adults wanting to reduce their waistlines by several centimeters could be potential candidates for the LIPOSONIX treatment.”
The LIPOSONIX Technology
The LIPOSONIX system is designed to focus high intensity ultrasound to cause permanent disruption, or ablation, of subcutaneous adipose tissue in the anterior abdomen without damaging the epidermis, dermis or underlying tissues and organs. A custom-designed ultrasound transducer delivers energy across the skin surface at a relatively low intensity, and brings this energy to a high intensity focus at precise depths in the targeted subcutaneous adipose tissue, causing thermal coagulation of the adipose tissue within the focal zone of the ultrasound beam.
Large white blood cells, or macrophage cells, are attracted to the treated area, engulfing and transporting the damaged tissue and lipids through the lymphatic system to the liver, where the lipids are processed by the body’s normal biochemical pathways. The damaged tissue in the treated area is resorbed over a period of several weeks, which can yield an aesthetic body contouring effect.

During clinical development, the LIPOSONIX technology has demonstrated effective, non-invasive contouring of the abdomen which:
•	results in little to no patient down time;

•	involves one treatment of approximately one hour; and

•	may reduce waistline circumference by up to several centimeters.
In clinical studies to date, a single LIPOSONIX treatment of approximately one hour duration resulted in an average 2.8 cm reduction in waistline circumference.1 Results were typically seen in 8 to 12 weeks.1 Individual results may vary.
The LIPOSONIX technology was developed over a period of nine years by leading engineers, ultrasound experts and physicians with more than 200 years of combined experience in ultrasound technology. Medicis holds and has pending numerous patents in the U.S. and worldwide related to the licensed LIPOSONIX system and technology.
The LIPOSONIX system is in full compliance with both the European Union (EU) Electromagnetic Compatibility Directive and the EU Low Voltage Directive, CE marked accordingly and is currently marketed through distributors in member states of the EU.
The LIPOSONIX system is not cleared for sale in the United States.
Canadian Market
The LIPOSONIX treatment is not intended as a replacement for liposuction, but as an alternative body contouring procedure that may appeal to a much broader audience due to its non-invasive nature. According to the most recent statistics available, liposuction ranks as the number one surgical procedure requested by Canadian men and women.2
Medicis Aesthetics Canada anticipates launching the LIPOSONIX system in Canada in the second half of 2009, which is in line with the Company’s original expectations and most recent guidance.
LIPOSONIX System Model 1 Important Safety Information
The LIPOSONIX system is not for use in patients with a coagulation disorder or who are receiving anticoagulant therapy or who have an implanted electrical device.
The LIPOSONIX system is not for use on patients with a body mass index (BMI) greater than 30, in areas with less than 1 cm of adipose tissue beyond the selected focal depth or areas previously treated with injection lipolysis, liposuction, abdominoplasty or other surgery (open or laparoscopic) or where hernia, implanted material, sensory loss or dysesthesia is present.
The LIPOSONIX system is not for use on patients with cancer or systemic disease, who are taking prescription drugs for a chronic condition or who are pregnant, suspected to be pregnant or lactating.
During treatment as recommended, patients may experience cold, prickling, tingling, warmth, discomfort or pain. The most common post-treatment side effects include temporary erythema, mild ecchymosis, discomfort and edema.
For more information, visit www.LipoSonix.com.

About Medicis Technologies Corporation
Medicis Technologies Corporation is a wholly-owned subsidiary of Medicis Pharmaceutical Corporation. Medicis Technologies Corporation employs a staff of approximately 40 scientists, engineers and clinicians in Bothell, Washington, near Seattle. Medicis Technologies Corporation is responsible for the development and manufacture of the LIPOSONIX technology.
About Medicis Aesthetics Canada Ltd.
Medicis Aesthetics Canada is a wholly-owned subsidiary of Medicis Pharmaceutical Corporation, the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. Headquartered in Toronto, Medicis Aesthetics Canada markets RESTYLANE®and PERLANE®. For more information about Medicis Aesthetics Canada, please visit www.Restylane.ca.
About Medicis Pharmaceutical Corporation
Medicis Pharmaceutical Corporation is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and aesthetic elegance.
The Company’s products include the brands DYSPORT™ (abobotulinumtoxinA), RESTYLANE® (hyaluronic acid), PERLANE® (hyaluronic acid), DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), PLEXION® (sodium sulfacetamide 10% and sulfur 5%), SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream 0.05%, VANOS® (fluocinonide) Cream 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, the LIPOSONIX3 system and the over-the-counter brand ESOTERICA®.
For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, the anticipation of continued leadership by Medicis Aesthetics Canada in the Canadian aesthetics market, the potential for the LIPOSONIX treatment to reduce waist circumference and the anticipated launch date for the LIPOSONIX System Model 1 in Canada. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Several of these risks are outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2008, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. All trademarks are the property of their respective owners.

[1]	Phase 2 Studies: P-0003. P-OUS. CDN-01/Sponsored by LipoSonix, Inc. 2006. Data on file. Medicis Technologies Corporation.

[2]	Medicard® (July 11, 2006). “Survey highlights trend shifts in cosmetic enhancement industry; Medicard® reveals industry stats for cosmetic procedures in Canada.” Press release. Retrieved on 2008-12-2.

[3]	The LIPOSONIX system is not cleared for sale in the U.S.
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